Exhibit 10.25

EQUITY TRANSFER AGREEMENT

This Equity Transfer Agreement (this “Agreement”) is entered into by and between the following parties as of May 14, 2007.

Transferors:

Mr. Xia Shudong
ID Card Number:	422125721020561
Address:	City Environment Department, Beijing University, No. 5, Yi He Yuan Road, Hai Dian District, Beijing, China

Mr. Zhang Zhiping
ID Card Number:	11010819690428187X
Address:	No. Jia 17, Hai Dian Road, Hai Dian District, Beijing, China

Mr. Lai Zhibin
ID Card Number:	35262719731111001X
Address:	No. 5, Yi He Yuan Road, Hai Dian District, Beijing, China

Mr. Yang Chuang
ID Card Number:	110108196505095439
Address:	Suite 1-2-302, No. Jia 23, Bai Dui Zi, Hai Dian District, Beijing, China

Transferee:

Oriental Intra-Asia Entertainment (China) Limited
Address:	Room C2-1009, Oriental Plaza, No.1 East Chang’an Street, Dongcheng District, Beijing
Represented By:

Each of the foregoing parties is referred to as a “Party” and collectively as the “Parties”.

WHEREAS, Beijing PKU Chinafront High Technology Co., Ltd. is a limited liability company duly organized and existing under the laws of People’s Republic of China (“PRC”) and owned 61% by Xia Shudong, 8% by Zhang Zhiping, 6% by Lai Zhibin, 10% by Yang Chuang and 15% by Peking University Technology Development Department (the “Company”); and

WHEREAS, the Transferors desire to sell and transfer and the Transferee agrees to purchase from the Transferors, the 85% equity interest of the Transferors in the Company (“Equity Transfer”).

NOW, THEREFORE, based on mutual consultation and friendly negotiation, the Parties agree to the following:

1.
The Transferors shall transfer their 85% equity interest in the Company to the Transferee in exchange for RMB equivalent to USD 2,000,000 (“Purchase Price”) free and clear of any lien. After the transfer of the equity interest, the Transferee will own 85% of the equity interest in the Company.

2.
The Purchase Price for the Equity Transfer shall be paid to the Transferors on or before May 14, 2007. All rights and obligations attached to the 85% equity interest shall be transferred to and assumed by the Transferee simultaneously on the date of payment of the Purchase Price.

3.
The terms and conditions for the Equity Transfer under this Agreement have been informed by the Transferors to the Peking University Technology Development Department (“Development Department”). The Company has held its meeting of shareholders. The Development Department agrees to such Equity Transfer and waives its right of first refusal.

4.	The Equity Transfer shall be effective upon the execution of this Agreement.

5.	This Agreement shall be governed and interpreted by the PRC law. The Parties agree that any dispute arising herefrom shall be submitted to the Beijing Arbitration Commission for settlement.

6.	This Agreement shall be executed in five copies, one copy shall be for each of the Parties and two copies shall be retained by the Company for the purpose of governmental approval and registration.

7.	This Agreement shall be effective upon execution by all the Parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties have executed this Equity Purchase and Transfer Agreement as of the date first set forth above.

Transferors:

Mr. Xia Shudong
/s/ Xia Shudong

Mr. Zhang Zhiping
/s/ Zhang Zhiping

Mr. Lai Zhibin
/s/ Lai Zhibin

Mr. Yang Chuang
/s/ Yang Chuang

Transferee:

Oriental Intra-Asia Entertainment (China) Limited
/s/
Its:

Company:

Beijing PKU Chinafront High Technology Co., Ltd.
/s/ Xia Shudong
Xia Shudong
Its: Legal Representative